                                                                    EXHIBIT 10.1


                                AGENCY AGREEMENT

         This Agency Agreement is made as of this 20th day of January, 1999, by and between a joint venture comprised of Hilco Trading Co., Inc. an Illinois corporation, with a principal place of business at 5 Revere Drive, Suite 206, Northbrook, Illinois 60062, Garcel, Inc., d/b/a Great American Asset Management, a California corporation, with a principal place of business at 6338 Variel Avenue, Woodland Hills, California 91367 and the Nassi Group, L.L.C., a California limited liability corporation with a principal place of business at 23622 Calabasas Rd., Suite 333, Calabasas, California 91302 (collectively, the "Agent") and Solo Serve Corporation, a Delaware corporation, with a principal place of business at 1610 Cornerway Blvd., San Antonio, Texas 78219 ("Merchant").

                                    RECITALS

         WHEREAS, Merchant desires that Agent act as Merchant's exclusive agent for the limited purpose of selling all of the Merchandise (as hereinafter defined) located in Merchant's 10 retail store location(s) listed on Exhibit 1A attached hereto (each individually a "Store," and collectively the "Stores") by means of a Store Closing, Going Out of Business at this Location or similar theme sale (as further described below, the "Sale"), provided, however, that the number of Stores subject to the Sale shall include all of Merchant's 30 Stores in the event that Merchant elects the Additional Store Option as defined in
Section 8.8 below. The additional 20 retail store locations are set forth on
Exhibit 1B attached hereto.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agent and Merchant hereby agree as follows:

     Section 1. Defined Terms. The terms set forth below are defined in the Sections referenced in this Agreement:


        Defined Term                                Section Reference
        ------------                                -----------------
        Additional Store Option                     Section 8.8
        Agency Accounts                             Section 7.2
        Agency Documents                            Section 11.1(b)
        Agent                                       Preamble
        Agent Claim                                 Section 12.5
        Agent Indemnified Parties                   Section 13.1
        Agent's Fee                                 Section 3.2
        Agent's Goods                               Section 16
        Central Administrative Expenses             Section 4.1
        Defective Merchandise                       Section 5.2(b)
        Estimated Inventory                         Section 11.1(l)
        Excluded Benefits                           Section 4.1


                                    EXHIBIT A


        Expenses                                    Section 4.1
        Final Reconciliation                        Section 3.3
        FF&E                                        Section 5.2(a)
        Guaranteed Amount                           Section 3.1(a)
        Initial Deposit                             Section 3.3
        Inventory Date                              Section 5.1
        Inventory Taking                            Section 5.1
        Layaway Merchandise                         Section 5.2(b)
        Merchandise                                 Section 5.2(a)
        Merchant                                    Preamble
        Merchant's Commission                       Section 16
        Minimum Merchant's Commission               Section 16
        Occupancy Expenses                          Section 4.1
        Proceeds                                    Section 7.1
        Retail Price                                Section 5.3
        Retained Employee                           Section 9.1
        Retention Bonus                             Section 9.4
        Sale                                        Recitals
        Sale Commencement Date                      Section 6.1
        Sale Term                                   Section 6.1
        Sale Termination Date                       Section 6.1
        Sales Taxes                                 Section 8.3
        Store(s)                                    Recitals
        WARN Act                                    Section 9.1

     Section 2. Appointment of Agent. Merchant hereby irrevocably appoints Agent, and Agent hereby agrees to serve, as Merchant's exclusive agent for the limited purpose of conducting the Sale in accordance with the terms and conditions of this Agreement.

    Section 3.  Payments to Merchant and Agent.

           3.1  Payments to Merchant.

                (a) (i) As a guaranty of Agent's performance hereunder, Merchant shall receive from Agent the sum of 33% of the aggregate Retail Price of the Merchandise ("Guaranteed Amount"), provided, however, that if Merchant elects the Additional Store Option, the Guaranteed Amount, with respect to both the initial 10 Stores and the additional 20 Stores, shall be 36% of the aggregate Retail Price of the Merchandise. In addition to the Guaranteed Amount, Merchant shall receive the Merchant's Commission.

                    (ii) Agent shall pay the Guaranteed Amount and Merchant's Commission to Merchant in the manner and at the times specified in Section 3.3 below.

          3.2 Payments to Agent. Agent shall receive as its compensation for services rendered to Merchant all remaining Proceeds of the Sale after payment of the Guaranteed Amount, Merchant's Commission and all Expenses. All Merchandise remaining, if any, at the Sale Termination Date shall become the property of Agent, free and clear of all liens, claims and encumbrances.

           3.3 Time of Payments. Agent shall pay Merchant eighty-five (85%) percent of thirty-three (33%) percent of the retail value of the book value of inventory as of January 16, 1999 for the initial ten (10) Stores and if the Additional Store Option is exercised, then Agent shall pay Merchant eighty-five (85%) percent of thirty-six (36%) percent of retail value of the book value of the inventory as of January 23, 1999 (which calculations shall be defined hereafter as the "Initial Deposit"). As to the initial ten Stores, the Initial Deposit plus the Minimum Merchant Commission shall be paid within twenty-four
(24) hours of entry of an Order approving this agreement. If Merchant elects the Additional Store Option, Agent shall pay the Initial Deposit as to the additional twenty (20) stores plus the remaining balance on the Minimum Merchant Commission plus the additional three (3%) percent due on the Merchandise from the initial ten (10) Stores, all within twenty-four (24) hours of delivery of notice of the election of the Additional Store Option. Agent shall pay the remaining balance of the Guaranteed Amount on a store by store basis within the earlier of (a) one business day of the issuance of the final audited report of the Merchandise by the inventory taking service after reconciliation and verification thereof by Merchant and Agent or (b) three business days after receipt of the certified report by the inventory taking service. Agent shall pay any balance due on the Merchant's Commission to Merchant on a bi-weekly basis. All payments made to Merchant shall be by wire transfer of immediately available funds.

           Within thirty (30) days after the end of the Sale Term Agent shall prepare and deliver to Merchant a final reconciliation of the Sale including, without limitation, a summary of Expenses and a summary of proceeds received from the sale of Agent's Goods (the "Final Reconciliation").

    Section 4. Expenses of the Sale.

           4.1 Expenses. Agent shall be responsible for all Expenses incurred in conducting the Sale. As used herein, "Expenses" shall mean all Store-level operating expenses of the Sale which arise during the Sale Term at the Stores, limited to the following: (a) base payroll for Retained Employees for actual days/hours worked in the conduct of the Sale; (b) 17% of base payroll for each Retained Employee as reimbursement for payroll taxes, worker's compensation and benefits of Retained Employees; (c) 50% of the fees and costs of the inventory taking service to conduct the Inventory Taking; (d) on-site supervision; (e) advertising and signage in excess of $13,333.33 if the Additional Store Option is not exercised and a cumulative total of Forty Thousand ($40,000) Dollars if the Additional Store Option is exercised which advertising and signage shall be at




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



Merchant's contract rates, if available; (f) all utilities including water, electricity and telephone expenses, including but not limited to, long distance telephone expenses incurred in the conduct of the Sale; (g) credit card and bank card fees, chargebacks and discounts and check cashing fees; (h) costs of security; (i) a pro-rata portion of Merchant's casualty insurance premiums attributable to the Merchandise; (j) costs of transfers of Merchandise between the Stores during the Sale Term, including but not limited to, freight charges;
(k) 50% of the cost of initial packing of the Merchandise in the Texas Stores on
Exhibit 1A for delivery to the Louisiana Stores on Exhibit 1A; (l) Retention Bonuses as described in Section 9.4 below; (m) per diem rent which is the amount equal to monthly rent listed in Exhibit B divided by the number of days in the month in question; (n) Occupancy Expenses on a per Store, per day basis, limited to the amounts per store set forth on Exhibit 2 attached hereto; (o) routine maintenance and repair as described in Section 11.1(p) and (p) the costs and expenses of providing such additional goods and services which Agent in its sole discretion deems appropriate.

           "Expenses" shall not include: (i) Excluded Benefits; (ii) any rent or occupancy expenses related to the Stores other than the Occupancy Expenses;
(iii) Central Service Expenses; and (iv) any other costs, expenses or liabilities payable by Merchant and incurred during the Sale Term, all of which shall be paid by Merchant promptly when due for and during the Sale Term.

           As used herein, the following terms have the following respective meanings:

           "Central Service Expenses" means costs and expenses for Merchant's central administrative services necessary for the Sale, including, but not limited to, MIS services, payroll processing other than out-of-pocket actual costs incurred by Merchant and payable to third parties for payroll processing but not to exceed $50.00 per Store per month, inventory processing and handling and data processing and reporting.

           "Excluded Benefits" means vacation days or vacation pay, sick days or sick leave, maternity leave or other leaves of absence, termination or severance pay, pension benefits, ERISA coverage and similar contributions, and payroll taxes, worker's compensation and benefits in excess of the percentage limitation provided in Section 4.1(b) above.

           "Occupancy Expenses" means percentage rent; CAM; real estate, ad valorem, personal property, and use taxes; insurance; cleaning; trash removal; and, Merchant's association dues and expenses.

           4.2 Payment of Expenses. Upon presentation, all Expenses (other than Payroll) shall be paid in full to or on behalf of the presenting party by each Wednesday for the prior week's (i.e. Sunday through Saturday) Expenses.





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Payroll expenses shall be paid in accordance with Section 9.3. Reconciliation and adjustments to expenses as to the amount presented by Merchant and paid by Agent shall be made only at the Final Reconciliation.

    Section 5. Inventory Valuation; Merchandise.

           5.1 Inventory Taking. Merchant and Agent shall cause to be taken a Retail Price physical inventory of the Merchandise located in the Stores on the Inventory Date (the "Inventory Taking") commencing at the close of business at each of the Stores on a date mutually agreed upon by Agent and Merchant (the date of the Inventory Taking at each Store being the "Inventory Date" for such Store). Merchant and Agent shall jointly employ RGIS or another mutually acceptable nationally recognized inventory taking service to conduct the Inventory Taking. Agent shall advance 100% of the costs and fees of the inventory taking service as an Expense hereunder and shall have the right to offset 50% of such cost from any sums due Merchant. Except as provided in the immediately preceding sentence, Merchant and Agent shall each bear their respective costs and expenses relative to the Inventory Taking. Merchant and Agent shall each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. Merchant agrees that during the conduct of the Inventory Taking at each Store such Store shall be closed to the public and no sales or other transactions shall be conducted.

           Immediately after the Inventory Taking with respect to the Texas Stores included on Exhibit 1A, the Merchandise from such Stores shall be packed and delivered to Louisiana Stores determined by Agent in its discretion.

           5.2 Merchandise Subject to this Agreement.

               (a) For purposes of this Agreement, "Merchandise" shall mean: (i) all finished goods inventory owned by Merchant and located at the Stores as of the Sale Commencement Date, including Defective Merchandise. Notwithstanding the foregoing, "Merchandise" shall not include: (1) goods in any leased departments;
(2) goods which belong to sublessees, licensees or concessionaires of Merchant;
(3) goods held by Merchant on memo, on consignment, or as bailee; (4) defective goods for which Merchant and Agent cannot agree upon a Retail Price; (5) Layaway Merchandise; and (6) furnishings, trade fixtures and improvements to real property which are located in the Stores (collectively, "FF&E");

               (b) As used in this Agreement, the following terms have the respective meanings set forth below:

               "Defective Merchandise" means any item of Merchandise agreed upon and identified by Agent and Merchant during the Inventory Taking as defective or otherwise not salable in the ordinary course because it or its packaging is, damaged, worn, scratched, broken, or affected by other similar defects rendering it not first quality, and as to which Agent and Merchant mutually agree on its value to define its Retail Price. Sample Merchandise, irregular Merchandise clearly marked and sold by Merchant in the ordinary course of business and Merchandise on display shall not per se be deemed to be Defective Merchandise so long as the original packaging for such Merchandise is intact and available if needed to make the item salable in the ordinary course.

               "Layaway Merchandise" means any items of Merchandise held at the Stores on layaway, in each case pursuant to binding agreements, invoices or other legal documentation, where (A) the documentation is clear as to the name, address, telephone number, date of last payment and balance due from the customer, and (B) the goods subject to layaway are fully described in the documentation.

           5.3 Valuation. For purposes of this Agreement, "Retail Price" shall mean, with respect to each item of Merchandise, the lowest price offered to the public by Merchant by any and all means after the close of business on January 12, 1999, except for:

               (i) Defective Merchandise, where "Retail Price" shall mean such value as to which Agent and Merchant shall agree.

               The Retail Price of any item of Merchandise shall exclude all Sales Taxes, and Merchant represents that the ticketed prices of items of Merchandise at the Stores do not and shall not include any Sales Taxes. If an item of Merchandise has more than one ticketed price, or if multiple items of the same SKU are marked at different prices, the lowest ticketed price on any such item shall prevail for such item or for all such items within the same SKU, as the case may be, unless it is clear that the lowest ticket price was mismarked and infrequent. Merchant represents and warrants that the lowest ticketed price on any item as of Sales Commencement Date is the lowest price which has been offered to the public by any and all means other than Club Solo discounts offered in the ordinary course of business since January 12, 1999.

           5.4 Excluded Goods. Merchant shall retain all responsibility for any goods not included as "Merchandise" hereunder.

    Section 6. Sale Term.

           6.1 Term. Subject to satisfaction of the conditions precedent set forth in Section 10 hereof, the Sale of Merchandise from the initial 10 Stores shall commence at the six (6) Louisiana stores no later than January 23, 1999, and with respect to the additional twenty Stores if the Additional Store Option is elected by Merchant, January 30, 1999 (the "Sale Commencement Date"). Agent shall complete the Sale in approximately 14 weeks, unless the Sale is extended by mutual written agreement of Agent and Merchant (the "Sale Termination Date"; the period from the Sale Commencement date to the Sale Termination Date as to each Store being the "Sale Term"). Agent may, in its discretion, terminate the Sale at any Store at any time within the Sale Term (i) upon the occurrence of an Event of Default by Merchant, or (ii) upon not less than five (5) days' prior written notice to Merchant.

           6.2 Vacating the Stores. Agent shall vacate the Stores on or before the Sale Termination Date, at which time Agent shall surrender and deliver the Store premises and Store keys to Merchant. Agent agrees to leave the Stores in "broom clean" condition, ordinary wear and tear excepted. All assets of Merchant used by Agent in the conduct of the Sale (e.g. FF&E, supplies, etc.) shall be returned by Agent to Merchant at the end of the Sale Term to the extent the same have not been used in the conduct of the Sale or have not been otherwise disposed of with the consent of Merchant or otherwise through no fault of Agent.

           6.3 Gross Rings. In the event that the Sale commences at any Store prior to the completion of the Inventory Taking at such Store, then for the period from the Sale Commencement Date until the Inventory Date for such Store, Agent and Merchant shall jointly keep (i) a strict count of Gross Register Receipts less applicable Sales Taxes ("Gross Rings"), and (ii) cash reports of sales within such Store. Register receipts shall show for each item sold the Retail Price for such item and the markdown or discount, if any, specifically granted by Agent in connection with such Sale. All such records and reports shall be made available to Agent and Merchant during regular business hours upon reasonable notice. Gross Register Receipts shall be the Retail Price of cash items sold.

    Section 7. Sale Proceeds.

           7.1 Proceeds. For purposes of this Agreement, "Proceeds" shall mean the aggregate of: (a) the total amount (in U.S. dollars) of all sales of Merchandise made under this Agreement, exclusive of Sales Taxes and (b) all proceeds of Merchant's insurance for loss or damage to Merchandise or loss of cash arising from events occurring during the Sale Term.

           7.2 Deposit of Proceeds. All cash Proceeds shall be deposited by Agent in Agency Accounts established by Agent ("Agency Accounts"). Agent shall exercise sole signatory authority and control with respect to the Agency Accounts.

           7.3 Credit Card Proceeds. Agent and Merchant shall use their reasonable efforts to allow Agents to process credit card transactions under Agent's merchant identification numbers but using Merchant's credit card systems. If, and to the extent, that such cannot be timely accomplished,





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



Agent shall have the right (but not the obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processor(s), credit card processor coding, merchant identification numbers and existing bank accounts) for credit card Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processor(s), and shall take such other actions necessary to process credit card transactions under Merchant's merchant identification numbers. All credit card Proceeds will constitute the property of Agent and shall be held by Merchant, In Trust, for Agent, free and clear of all liens, claims or encumbrances of Merchant or its creditors. Merchant shall deposit all credit card Proceeds into a segregated designated account and shall transfer such Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one (1) business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish merchant identification numbers under Agent's name and to process all credit card Proceeds for Agent's account. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term.

    Section 8. Conduct of the Sale.

           8.1 Rights of Agent. Agent shall be permitted to, in its sole discretion, conduct the Sale as a Going Out of Business at this Location, Store Closing or similar theme sale throughout the Sale Term. Agent shall conduct the Sale in the name of and on behalf of Merchant in a commercially reasonable manner and in compliance with the terms of this Agreement. In addition to any other rights granted to Agent hereunder, in conducting the Sale Agent, in the exercise of its sole discretion, shall have the right:

               (a) to establish and implement advertising and promotion programs consistent with the Sale themes described above including the use of exterior banners, provided, however, that Agent shall deliver copies of all advertising materials for the Sale to Merchant, Attn. Chuck Siegel, who shall have the right, within twenty-four hours of such delivery, to approve such materials (which approval shall not be unreasonably withheld or delayed); and provided further that the failure of such designee to reasonably respond to any request for approval within twenty-four (24) hours shall be deemed to be approval of the subject materials;

               (b) to establish Sale prices and Store hours which are consistent with the terms of applicable leases and shall give Merchant at least two (2) business days notice of any changes to Sale prices;

               (c) to use without charge during the Sale Term all FF&E, advertising materials, customer lists and mailing lists, computer hardware and software, existing supplies located at the Stores, intangible assets (including Merchant's name, logo and sales tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores (whether owned, leased, or licensed);

               (d) to transfer Merchandise between Stores;

               (e) to use without charge (i) Merchant's central office facilities, central administrative services and personnel to process payroll, perform MIS and provide other central office services necessary for the Sale, and (ii) one (1) office located at Merchant's central office facility.

           8.2 Terms of Sales to Customers. All sales of Merchandise will be "final sales" and "as is", and all advertisements and sales receipts will reflect the same. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturer's warranties to customers. All sales will be made only for cash and by nationally recognized bank credit cards. Unless Merchant requests, Agent will not accept Merchant's gift certificates, Store credits, due bills and rain checks issued by Merchant prior to the Sale Commencement Date. To the extent Merchant directs Agent to accept Merchant's gift certificates, Store credits, due bills and rain checks and after receipt of original media, Merchant shall reimburse Agent in cash on a weekly basis for any such amounts or Agent shall setoff such amounts against other amounts due Merchant hereunder.

           8.3 Sales Taxes. During the Sale Term, all sales, excise, gross receipts and other taxes attributable to sales of Merchandise (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be added to the sales price of Merchandise and collected by Agent at the time of sale. Agent shall draw checks on the Agency Accounts payable to the applicable taxing authorities in the amount so collected, which shall be delivered together with accompanying schedules to Merchant, In Trust, on a timely basis for payment of Sales Taxes when due. Merchant shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities. Merchant will be given access to the computation of gross receipts for verification of all such tax collections.

           8.4 Supplies. Agent shall have the right to use all existing supplies (e.g. boxes, bags, twine) located at the Stores at no charge to Agent. In the event that additional supplies are required in any of the Stores during the Sale, Merchant agrees to promptly provide the same to Agent, if available, for which Agent shall reimburse Merchant at Merchant's cost therefor. Supplies have not been since January 1, 1999, and shall not be prior to the Sale

Commencement Date, transferred by Merchant between or from the Stores so as to alter the mix or quantity of supplies at the Stores from that existing on such date, other than in the ordinary course of business.

           8.5 Returns of Merchandise. During the Sale Term Agent shall not accept returns of Merchandise sold by Merchant from the Stores prior to the Sale Commencement Date ("Returned Merchandise").

           8.6 Transfer of Merchandise. Prior to election of the Additional Store Option, Agent may not conduct any Sales in Texas. The costs, if any, of packing and loading Merchandise for transfer from the Texas stores shall be paid by Merchant and Agent shall reimburse Merchant fifty (50%) percent of such costs to Merchant as an Expense. All costs of freight and other transportation shall be treated as an Expense.

           8.7 Force Majeure. If any casualty or act of God prevents or substantially inhibits the conduct of business in the ordinary course at any Store, such Store and the Merchandise located at such Store shall be eliminated from the Sale and considered to be deleted from this Agreement as of the date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided, however, that (i) the proceeds of any insurance attributable to such Merchandise or business interruption shall constitute Proceeds hereunder, and (ii) the Guaranteed Amount shall be reduced to account for any Merchandise eliminated from the Sale which is not the subject of insurance proceeds, and Merchant shall reimburse Agent for the amount the Guaranteed Amount is so reduced prior to the end of the Sale Term.

           8.8 Merchant's Additional Store Option. Merchant may elect in its sole discretion at any time on or before January 29, 1999, to include all Merchandise in the remaining twenty retail store locations in such locations set forth on Exhibit 1B attached hereto in the Sale (the "Additional Store Option"). In the event Merchant elects the Additional Store Option, the Guaranteed Amount with respect to both the 10 initial Stores and the 20 additional Stores shall be 36% of the aggregate Retail Price of the Merchandise. If Merchant elects the Additional Store Option, Agent shall commence the Sale at the twenty additional Stores one business day after Merchant elects Additional Store Option.

    Section 9. Employee Matters.

           9.1 Merchant's Employees. Agent may use Merchant's employees in the conduct of the Sale to the extent Agent in its sole discretion deems expedient, and Agent may select and schedule the number and type of Merchant's employees required for the Sale. Agent shall identify any such employees to be used in connection with the Sale (each such employee, a "Retained Employee") prior to the Sale Commencement Date. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant and Agent agree that, except to the extent that wages and benefits of Retained Employees constitute Expenses hereunder, nothing contained in this Agreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, Excluded Benefits, Worker Adjustment Retraining Notification Act ("WARN Act") claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Merchant shall not, without Agent's prior written consent, raise the salary or wages or increase the benefits for, or pay any bonuses or make any other extraordinary payments to, any of its employees in anticipation of the Sale or prior to the Sale Termination Date. Merchant has not terminated and shall not during the Sale Term terminate any employee benefits or benefit programs.

           9.2 Termination of Employees. Agent may in its discretion stop using any Retained Employee at any time during the Sale. In the event of termination of any Retained Employee, Agent will use all reasonable efforts to notify Merchant at least five (5) days prior thereto, except for termination "for cause" (such as dishonesty, fraud or breach of employee duties), in which event no prior notice to Merchant shall be required, provided Agent shall notify Merchant as soon as practicable after such termination. From and after the date of this Agreement and until the Sale Termination Date, Merchant shall not transfer or dismiss employees of the Stores except "for cause" without Agent's prior consent.

           9.3 Payroll Matters. During the Sale Term, Merchant shall process the base payroll for all Retained Employees. No later than 12:00 p.m. Central Standard Time, on each Thursday during the Sale Term prior to a payroll being due, Merchant shall receive from Agent cash or wire transfer of immediately available funds, an amount equal to the base payroll for Retained Employees plus seventeen (17%) percent for payment of related payroll taxes, worker's compensation and benefits for such week which constitute Expenses hereunder.

           9.4 Employee Retention Bonuses. In Agent's sole discretion Proceeds may be used to pay, as an Expense, retention bonuses ("Retention Bonuses") (which bonuses shall be inclusive of payroll taxes but as to which no benefits shall be payable) to Retained Employees who do not voluntarily leave employment and are not terminated "for cause". A copy of any Retention Bonus proposals shall be initially communicated in writing to each potentially affected employee and a copy shall be delivered to Merchant. Such Retention Bonuses shall be payable within thirty (30) days after the Sale Termination Date, and shall be processed through Merchant's payroll system.

    Section 10. Conditions Precedent. The willingness of Agent and Merchant to enter into the transactions contemplated under this Agreement are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by the applicable party:

               (a) The Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") shall have entered an Order (which shall not have been stayed) satisfactory to Agent in form and substance (the "Order"), on or the Sale Commencement Date approving this Agreement in its entirety and authorizing the Sale pursuant to the terms of this Agreement (i) notwithstanding any state or local laws or regulations otherwise governing or purporting to govern the licensing and conduct of the Sale, (ii) notwithstanding provisions in leases, reciprocal easement agreements or other contracts that purport to limit, govern or restrict the Sale, (iii) without the necessity of obtaining any third party consents and (iv) granting Agent a valid perfected and first priority security interest in and lien upon the Merchandise and the proceeds thereof, upon payment of the Guaranteed Amount.

               (b) All representations and warranties of Merchant and Agent hereunder shall be true and correct in all material respects and no Event of Default shall have occurred at and as of the date hereof and as of the Sale Commencement Date.

    Section 11. Representations, Warranties and Covenants.

           11.1 Merchant's Representations, Warranties and Covenants. Merchant hereby represents, warrants and covenants in favor of Agent as follows:

               (a) Merchant: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation stated above; (ii) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and during the Sale Term will continue to be duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located.

               (b) Subject to the approval of the Bankruptcy Court, Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to perform fully its obligations thereunder. Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale. Each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms. Other than approval of the Bankruptcy Court, no court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for Merchant's consummation of, the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor. No contract or other agreement to which Merchant is a party or by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the other transactions contemplated by this Agreement.

               (c) Since January 1, 1999, Merchant (i) has operated the Stores in the ordinary course of business consistent with historical operations, and
(ii) has not conducted any promotions or advertised sales at the Stores, except promotions and sales in the ordinary course of business consistent with historic promotions and sales for comparable periods last year.

               (d) Subject to the entry of the Order, Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise free and clear of all liens, claims and encumbrances of any nature and is not aware of any Merchandise not being in compliance with all applicable consumer product safety rules or other applicable federal, state, or local product safety standards or rules. Merchant shall not create, incur, assume or suffer to exist any security interest, lien or other charge or encumbrance upon or with respect to any of the Merchandise or the Proceeds, except for the lien in favor of the Agent granted pursuant to Section 15 below, and except for presently existing liens which, in accordance with the Order, shall attach only to the Guaranteed Amount and Merchant's Commission.

               (e) Merchant has maintained its pricing files in the ordinary course of business, and prices charged to the public for goods (whether in-Store, by advertisement or otherwise) are the same in all material respects as set forth in such pricing files for the periods indicated therein, except for the promotions and sales described in Section 11.1(c). All pricing files and records since January 1, 1999 relative to the Merchandise have been made available to Agent. All such pricing files and records are true and accurate in all material respects as to the actual cost to Merchant for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein. There are no material files, logs, schedules, data or other documents in Merchant's possession or control relative to the price, mix and quantities of inventory located at the Stores which have not been or will not be made available to Agent.

               (f) As of the Inventory Date, the levels of goods (as to quantity) and the mix of goods (as to type, category, style, brand and description) at the Stores are as heretofore disclosed to Agent.


               (g) As of the Inventory Date, all markdowns will have been taken on a basis consistent with Merchant's historical practices.

               (h) Merchant has not since January 1, 1999, and shall not up to the Sale Commencement Date, (i) marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business or (ii) transferred any significant amount of inventory into any Store.

               (i) Merchant shall ticket or mark all items of inventory received at the Stores prior to the Sale Commencement Date in a manner consistent with similar inventory located at the Stores and in accordance with Merchant's historic practices and policies relative to pricing and marking inventory.

               (j) All point of sale activity at the Stores has occurred and will occur up to the Sale Commencement Date in the ordinary course of business and consistent with promotions described in Section 11.1(c).

               (k) Except as previously disclosed to and agreed to by Agent, Merchant has not and shall not purchase or transfer to or from the Stores any inventory outside the ordinary course in anticipation of the Sale or of the Inventory Taking;

               (l) As of the Sale Commencement Date, inventory constituting Merchandise located at the Stores shall be no less than $4,000,000 at the Retail Price, and if the Additional Store Option is elected by Merchant, the inventory constituting Merchandise located at such additional Stores shall be no less than $11,000,000 at the Retail Price (the $4,000,000 and the $11,000,000 shall respectively be referred to as "Estimated Inventory.") If the amount of the actual Inventory is less than the Estimated Inventory, then the only remedy for Agent is to reduce the Guaranteed Amount by a pro-rata percentage equal to .1% for each $100,000 reduction in the actual inventory as compared to the Estimated Inventory (e.g. if the actual Inventory at the Initial Ten Stores is $3,850,000 and assuming that the Additional Store Option is not elected, then the Guaranteed Amount would be reduced to 32.85%).

               (m) No action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against Merchant, or has been settled or resolved, or to Merchant's knowledge, is threatened against or affects Merchant, relative to

Merchant's business or properties, or which questions the validity of this Agreement, or that if adversely determined, would adversely affect the conduct of the Sale.


               (n) Merchant covenants to continue to operate the Stores in the ordinary course of business from the date of this Agreement to the Sale Commencement Date, (i) selling inventory during such period at customary prices,
(ii) not promoting or advertising any sales or in-Store promotions (including POS promotions) to the public (iii) not returning inventory to vendors and not transferring inventory or supplies between or among Stores, and (iv) not making any management personnel moves or changes at the Stores without Agent's prior written consent.

               (o) To the best of Merchant's knowledge, all Merchandise is in compliance with all applicable federal, state, or local product safety laws, rules and standards. Merchant shall provide Agent with its historic policies and practices regarding product recalls prior to the Inventory taking.

               (p) Throughout the Sale Term, Agent shall have the right to the uninterrupted use and occupancy of, and peaceful and quiet possession of, each of the Stores, the assets currently located at the Stores, and the services provided at the Stores. Agent shall throughout the Sale Term provide routine maintenance and repair, at its sole expense, on all cash registers, heating systems, air conditioning systems, elevators, escalators, Store alarm systems, and all other mechanical devices used in the ordinary course of operation of the Stores. Merchant shall be liable for all non-routine maintenance and repair, provided, however, that Merchant and Agent shall agree as to the actions to be taken in the event that there is single expenditure related to maintenance and/or repair which may not be economically feasible for Merchant to incur and nothing herein shall bind either party to provide any such repair.

               (q) Subject to Court approval, Merchant has paid and will continue to pay throughout the Sale Term, (i) all self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs, (ii) all casualty, liability, workers' compensation and other insurance premiums, (iii) all utilities provided to the Stores, and (iv) all applicable taxes.

               (r) Merchant has not and shall not throughout the Sale Term take any actions the result of which is to increase the cost of operating the Sale, including, without limitation, increasing salaries or other amounts payable to employees.

               (s) Merchant is not a party to any collective bargaining agreements with its employees at the Stores and, to the best of Merchant's knowledge, no labor unions represent Merchant's employees at the Stores.

               (t) All information provided by Merchant to Agent in the course of Agent's due diligence and preparation and negotiation of this Agreement (including information as to the Store inventories and operating expenses) is as of the date delivered true and accurate in all material respects.

               (u) Merchant shall cooperate with Agent and not compete with Agent or the Sale.

           11.2 Agent's Representations and Warranties. Agent hereby represents, warrants and covenants in favor of Merchant as follows:

               (a) Agent: (i) is a joint venture comprised of corporations validly existing and in good standing under the laws of their respective states of incorporation; (ii) has all requisite power and authority to consummate the transactions contemplated hereby; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

               (b) Agent has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. Agent has taken all necessary actions required to authorize the execution, delivery, and performance of the Agency Documents, and no further consent or approval is required on the part of Agent for Agent to enter into and deliver the Agency Documents and to perform its obligations thereunder. Each of the Agency Documents has been duly executed and delivered by the Agent and, subject to the issuance of the Order, constitutes the legal, valid and binding obligation of Agent enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for Agent's consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor, except for the Court. No contract or other agreement to which Agent is a party or by which Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

               (c) No action, arbitration, suit, notice, or legal administrative or other proceeding before any court or governmental body has been instituted by or against Agent, or has been settled or resolved, or to Agent's knowledge, has been threatened against or affects Agent, which questions the validity of this Agreement or any action taken or to be taken by Agent in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon Agent's ability to perform its obligations under this Agreement.

    Section 12. Insurance.

           12.1 Merchant's Liability Insurance. Merchant shall continue at its cost and expense until the Sale Termination Date, in such amounts as it currently has in effect, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional named insured with respect to all such policies. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional named insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Agent, or Agent's employees, independent contractors or agents (other than Merchant's employees).

           12.2 Merchant's Casualty Insurance. Merchant will provide throughout the Sale Term, at Agent's cost as an Expense hereunder, fire, flood, theft and extended coverage casualty insurance covering the Merchandise in a total amount equal to no less than Merchant's cost thereof. From and after the date of this Agreement until the Sale Termination Date, all such policies will name Agent as loss payee. In the event of a loss to the Merchandise on or after the date of this Agreement, the proceeds of such insurance attributable to the Merchandise plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Proceeds hereunder and shall be paid to Agent. In the event of such a loss Agent shall have the sole right to adjust the loss with the insurer. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as loss payee, in form and substance reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. Merchant shall not make any change in the amount of any deductibles or self insurance amounts prior to the Sale Termination Date without Agent's prior written consent.

           12.3 Agent's Insurance. Agent shall maintain at Agent's cost and expense throughout the Sale Term, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent's agency at the

Stores, and shall cause Merchant to be named an additional insured with respect to such policies. Prior to the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant. In the event of a claim under any such policies Agent shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Merchant or Merchant's employees, independent contractors or agents (other than Agent or Agent's employees, agents or independent contractors).

           12.4 Worker's Compensation Insurance. Merchant shall at all times during the Sale Term maintain in full force and effect worker's compensation insurance (including employer liability insurance) covering all Retained Employees in compliance with all statutory requirements. Prior to the Sale Commencement Date, Merchant shall deliver to Agent a certificate of its insurance broker or carrier evidencing such insurance.

           12.5 Risk of Loss. Without limiting any other provision of this Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and (ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises directly from the acts or omissions of Agent, or its supervisors or employees located at the Stores (an "Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to Agent. To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant. In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party.

    Section 13. Indemnification.

           13.1 Merchant Indemnification. Merchant shall indemnify and hold Agent and its officers, directors, employees, agents and independent contractors

(collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

                  (i) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contains in any Agency Document;

                  (ii) any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

                  (iii) subject to Agent's compliance with its obligations under
Section 8.3 hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof;

                  (iv) any consumer warranty or products liability claims relating to Merchandise or Merchant Consignment Goods;

                  (v) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN Act), except for Agent Claims; and

                  (vi) the gross negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

           13.2 Agent Indemnification. Agent shall indemnify and hold Merchant and its officers, directors, employees, agents and representatives harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

                  (i) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

                  (ii) any harassment or any other unlawful, tortuous or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

                  (iii) any claims by any party engaged by Agent as an employee or independent contractor arising out of such employment;

                  (iv) any Agent Claims; and

                  (v) the gross negligence or willful misconduct of Agent or any of its officer, directors, employees, agents or representatives.

    Section 14. Defaults. The following shall constitute "Events of Default" hereunder:

               (a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven (7) days after written notice thereof to the defaulting party; or

               (b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made; or

               (c) The Sale is terminated or materially interrupted or impaired at a Store for any reason other than (i) an Event of Default by Agent, or (ii) any other material breach or action by Agent not authorized hereunder.

               In the event of an Event of Default, the non-defaulting party, or in the case of an Event of Default under Section 14(c), the Agent may, in its discretion, elect to terminate this Agreement upon two (2) business days' written notice to the other party.

     Section 15. Security Interest. In consideration of Agent's payment of the Guaranteed Amount and the Expenses, and the provision of services hereunder to Merchant, subject to Court approval and payment in full of the Guaranteed Amount, Merchant hereby grants to Agent a first priority security interest in and lien upon the Merchandise and the Proceeds to secure all obligations of Merchant to Agent hereunder. Merchant shall execute all such documents and take all such other actions as are reasonably required to perfect and maintain such security interest as a valid and perfected first priority security interest.

     Section 16. Agent's Goods. Agent shall add additional goods owned by or under the control of Agent to the Sale during the Sale Term ("Agent's Goods"). Merchant shall be entitled to and receive a commission equal to 8% of the Proceeds from the Sale of Agent's Goods at the Stores during the Sale Term ("Merchant's Commission"). Agent hereby Guarantees to Merchant that the Minimum Merchant's Commission shall be $50,000, and if Merchant elects the Additional Store Option, Minimum Merchant's Commission shall be $100,000.

     Section 17. Sale of FF&E. If requested by Merchant, Agent shall advertise in the context of advertising for the Sale that FF&E at the Stores are for sale, and shall contact and solicit known purchasers and dealers of furniture and fixtures. Merchant shall notify Agent in writing if any such FF&E are to be excluded from sale and/or if terms and conditions of sale are to be set or restricted in any manner. In consideration of providing such services, Agent shall retain 15% of receipts (net of sales taxes) from all sales or other dispositions of FF&E. All sales of FF&E shall be subject to parameters approved by Merchant. Agent shall have no liability to Merchant for its failure to sell any or all of the FF&E. Agent may, at its option, at any time during the Sale Term offer to purchase the FF&E.


    Section 18. Miscellaneous.

           18.1 Notices. All notices and communications provided for pursuant to this Agreement shall be in writing, and sent by hand, by facsimile, or a recognized overnight delivery service, as follows:

           If to the Agent:          Hilco/Great American Group
                                     5 Revere Drive, Suite 206
                                     Northbrook, IL  60062
                                     Attn.: Harvey M. Yellen
                                            Executive Vice President
                                            Benjamin L. Nortman
                                            Vice President/General Counsel
                                     Telecopy No. (847)509-1150

           If to the Merchant:       Solo Serve Corporation
                                     1610 Cornerway Blvd.
                                     San Antonio, Texas 78219
                                     Attn: Chuck Siegel
                                     Attn: Ross Bacon


           18.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof. The parties hereto agree that any legal action or proceeding arising out of or in connection with this Agreement shall be adjudicated by the Bankruptcy Court, and by execution of this Agreement each party hereby irrevocably accepts and submits to the jurisdiction of the Bankruptcy Court with respect to any such action or proceeding.

           18.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto.

           18.4 Amendments. This Agreement may not be modified except in a written instrument executed by each of the parties hereto.

           18.5 No Waiver. No consent or waiver by any party, express or implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

           18.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Agent and Merchant, and their respective successors and assigns.

           18.7 Execution in Counterparts. This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall be treated as an original signature hereunder.

           18.8 Section Headings. The headings of sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

           18.9 Survival. All representations, warranties, covenants and agreements made by the parties hereto shall be continuing, shall be considered to have been relied upon by the parties and shall survive the execution, delivery and performance of this Agreement.

         IN WITNESS WHEREOF, Agent and Merchant hereby execute this Agreement by their duly authorized representatives as of the day and year first written above.

                                       HILCO TRADING CO., INC.
                                       On behalf of the Agent.


                                       By: /s/ Harvey M. Yellen
                                          -------------------------------------
                                               Harvey M. Yellen
                                               Executive Vice President


                                       SOLO SERVE CORPORATION


                                       By: /s/ Charles M. Siegel
                                          -------------------------------------
                                               Charles M. Siegel
                                               President